Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS SECOND QUARTER 2008 RESULTS

Fee-based Revenues were $89.1 million; EPS was $0.10

Begins Reporting Revenues and Gross Profit for Two Segments

Emeryville, CA, July 29, 2008 – LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the second quarter and six months ended June 30, 2008. LECG also announced today new expert additions in its New York, NY office.

As of the second quarter 2008, LECG organized its business into two segments: economics services and finance and accounting services (FAS).  The company is reporting revenues gross and certain operating metrics along these segment lines with the results issued today.

Michael Jeffery, LECG chief executive officer commented, “We are disappointed with the quarter’s revenues and earnings. These results were largely a reflection of revenue softness in the US which was partially offset by a strong contribution from our international businesses. The revenue decline was particularly marked in our economics services segment, due to the lag between a number of large projects winding down and the ramping up of new engagements.”

Mr. Jeffery continued, “We continue to rebuild LECG’s revenue growth capabilities following a year of restructuring in 2007.  Through disciplined recruiting, we are adding experts in important practice areas and strategic locations such as forensic accounting in New York and Houston.  While there will continue to be tension between revenue growth and margins in the short term, we are committed to this current build up of experts to position us to take advantage of an improving demand outlook and strengthen our culture of teamwork and collaboration.”

Second Quarter 2008 Financial Results

Second quarter 2008 revenues decreased 3.8 percent to $89.1 million compared with $92.6 million in the second quarter of 2007, and decreased 1.6 percent from first quarter 2008 revenues of $90.5 million. Net fee-based revenues were $85.4 million in the second quarter 2008 and $87.8 million in the prior year period, a decrease of 2.8 percent year over year. Net fee-based revenues decreased 2.1 percent from $87.2 million in the first quarter of 2008.

Second quarter 2008 net income was $2.6 million or $0.10 per diluted share, compared with $4.2 million, or $0.17 per diluted share in the second quarter of 2007, and $4.0 million or $0.16 per diluted share in the first quarter of 2008.  As adjusted for restructuring charges, adjusted earnings from continuing operations per diluted share(5)  was $0.21 in the second quarter of 2007.

Adjusted EBITDA from continuing operations(6) for the second quarter of 2008 was $5.9 million, a 45.2 percent decrease from $10.8 million for the second quarter 2007 and a 28.4 percent decrease from $8.3 million in the first quarter 2008, after adjustment to EBITDA from continuing operations in the prior period quarters to exclude restructuring charges.

Segment Results

Economics Services

LECG’s economics services segment is comprised of the company’s global competition, securities, regulated industries, and labor and employment sectors.  Economics revenues were $39.5 million in the second quarter of 2008, or 44.3 percent of total revenues.  Net fee-based revenues for the segment were $37.7 million in the second quarter, down $2.2 million from the first quarter of 2008.  Economics gross profit was $13.1 million, or 46.5 percent of total gross profit in the second quarter of 2008.  The direct profit margin (1) improved 150 basis points from the first quarter of 2008, to 35.0 percent.

Net fee-based revenues declined in the segment compared to the first quarter of 2008 due to demand softness in the regulated industries, securities, and labor sectors. Global competition revenues remained flat in the sequential quarter.  Despite the decline in revenues, the direct profit margin (1) for the segment benefitted from improved revenue mix between professional staff and experts as well as better expert margins.  Professional staff utilization was unchanged at 77.5 percent in the first and second quarters of 2008.

Finance and Accounting Services (FAS)

LECG’s FAS segment is comprised of the company’s forensic accounting, intellectual property, health care, higher education, international FAS, financial services, and electronic discovery sectors.  FAS revenues were $49.6 million in the second quarter of 2008, or 55.7 percent of total revenues. Net fee-based revenues for the segment were $47.7 million in the quarter, up $434,000 from the first quarter of 2008.   FAS gross profit was $15.1 million, or 53.5 percent of total gross profit in the second quarter.  The direct profit margin (1) declined 375 basis points from the first quarter of 2008, to 31.4 percent.

Net fee-based revenues were largely unchanged over the first quarter of 2008 due to strength in our international forensic accounting business, which was offset by declines in the US forensic accounting and higher education sectors.  The sequential decline in the direct profit margin (1) is due to unfavorable revenue mix and higher realization allowance.  Professional staff utilization improved 640 basis points to 75.1 percent compared to the first quarter.

New Expert Hires in New York Office

In a separate release issued today, LECG announced that Kenneth Leissler, an electronic discovery expert, and Joel Wuesthoff, a computer forensics expert, have joined its finance and accounting segment’s New York practice.  Mr. Leissler joins as a managing director and leader of electronic discovery’s eastern region and Mr. Wuesthoff will work with him as a principal. Together they bring nearly 40 years’ experience advising leading international law firms and Fortune 500 companies on critical e-discovery issues.

Six Month Financial Results

Revenues for the six months ended June 30, 2008 decreased 3.1 percent to $179.6 million from $185.3 million for the same period in 2007.  Net fee-based revenues decreased 2.0 percent year over year, while organic net fee-based revenues decreased 3.0 percent.

Net income for the six months ended June 30, 2008 was $6.6 million, 11.9 percent lower than net income of $7.5 million reported for the same period last year.  Diluted earnings per share for the first six months of 2008 was $0.26, compared with diluted earnings per share of $0.29 for the same period a year ago. As adjusted for restructuring charges, adjusted earnings from continuing operations per diluted share(5)  was $0.37 for the first six months of 2007.

Adjusted EBITDA from continuing operations(6) for the six months ended June 30, 2008 was $14.2 million, a 26.9 percent decrease from adjusted EBITDA of $19.5 million for the same period of 2007.

Revised 2008 Fiscal Year Outlook

For the full year 2008, the company now anticipates revenues will be flat year over year.  While the company anticipates that revenues and earnings will both increase modestly in the second half of 2008 compared with the first half, full-year diluted earnings per share from continuing operations excluding restructuring charges will be down year over year. Longer-term, the company is continuing to target revenue growth in the 8-12 percent range and earnings per share growth to exceed revenue growth.

Mr. Jeffery concluded, “Our new organizational structure is firmly in place, and our segment leadership is focused on performance management and the disciplined hiring of experts.  Cultural change is underway, and we are encouraged by the top talent that joined the firm in the first half of 2008 and our robust recruitment pipeline. As a management team, we are committed to ending the year on a revenue run rate and with an expanded expert base that will position us well for 2009 and the longer term.”

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live broadcast.

About LECG

LECG, a global expert services firm with 800 experts and professionals in 30 offices around the world, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for 2008 and subsequent periods, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts successfully, intense competition, and potential professional liability. Statements in this press release concerning historical segment revenue, costs of services and other operational data have been recast as if the current management and reporting structure had been in place since the beginning of all periods presented. Since we have historically measured our business performance at a consolidated entity level and made resource allocations differently under that structure, the recast of historical segment information is not intended to represent the actual resuls that would have been achieved if our business segments had been managed under the new structure since the beginning of the period presented or future results. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Investor Contacts

Steven R. Fife, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

(tables follow)

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Fee-based revenues, net	$85,359	$87,822	$172,530	$175,999
Reimbursable revenues	3,720	4,758	7,051	9,325
Revenues	89,079	92,580	179,581	185,324
Direct costs	57,176	56,943	114,348	116,937
Reimbursable costs	3,700	4,718	7,011	9,305
Cost of services	60,876	61,661	121,359	126,242
Gross profit	28,203	30,919	58,222	59,082
Operating expenses:
General and administrative expenses	22,165	22,140	43,466	43,336
Depreciation and amortization	1,426	1,786	2,961	3,675
Operating income	4,612	6,993	11,795	12,071
Interest and other expense, net	217	370	691	216
Income from continuing operations before income taxes	4,395	6,623	11,104	11,855
Income tax provision	1,784	2,681	4,508	4,800
Income from continuing operations	2,611	3,942	6,596	7,055
Income from operations of discontinued subsidiary, net of income taxes	—	278	—	431
Net income	$2,611	$4,220	$6,596	$7,486

Basic earnings per share:
Income from continuing operations	$0.10	$0.16	$0.26	$0.28
Income from operations of discontinued subsidiary	—	0.01	—	0.02
Basic earnings per share	$0.10	$0.17	$0.26	$0.30

Diluted earnings per share:
Income from continuing operations	$0.10	$0.16	$0.26	$0.28
Income from operations of discontinued subsidiary	—	0.01	—	0.01
Diluted earnings per share	$0.10	$0.17	$0.26	$0.29

Shares used in calculating net income per share
Basic	25,307	25,111	25,303	24,860
Diluted	25,525	25,505	25,522	25,413

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$10,676	$21,602
Accounts receivable, net of allowance of $930 and $866	115,476	103,444
Prepaid expenses	6,444	6,156
Deferred tax assets, net	11,402	12,301
Signing, retention and performance bonuses - current portion	14,071	16,162
Income taxes receivable	3,475	2,674
Other current assets	2,666	2,310
Note receivable - current portion	504	490
Total current assets	164,714	165,139
Property and equipment, net	11,256	12,586
Goodwill	108,797	106,813
Other intangible assets, net	8,970	9,696
Signing, retention and performance bonuses - long-term	42,498	45,523
Deferred compensation plan assets	14,354	15,599
Note receivable - long-term	2,232	2,510
Other long-term assets	5,500	1,453
Total assets	$358,321	$359,319

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$51,341	$64,577
Accounts payable and other accrued liabilities	9,658	7,856
Borrowings under line of credit	4,000	—
Payable for business acquisitions	2,284	2,750
Deferred revenue	3,681	2,989
Total current liabilities	70,964	78,172
Deferred compensation plan obligations	12,214	15,133
Deferred tax liabilities	4,505	4,505
Deferred rent	7,408	7,718
Other long-term liabilities	302	301
Total liabilities	95,393	105,829

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,550,228 and 25,444,678 shares outstanding at June 30, 2008 and December 31, 2007, respectively	26	25
Additional paid-in capital	168,580	166,325
Accumulated other comprehensive income	3,057	2,471
Retained earnings	91,265	84,669
Total stockholders’ equity	262,928	253,490
Total liabilities and stockholders’ equity	$358,321	$359,319

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities
Net income	$6,596	$7,486
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	66	108
Depreciation and amortization of property and equipment	2,235	2,246
Amortization of intangible assets	726	1,440
Amortization of signing, retention and performance bonuses	8,270	5,899
Tax benefit from share-based compensation	—	48
Equity-based compensation	3,039	3,010
Non cash restructuring charges	—	2,433
Other	57	(34)
Changes in assets and liabilities:
Accounts receivable	(11,385)	(11,336)
Signing, retention and performance bonuses paid	(12,578)	(16,988)
Prepaid and other current assets	462	(2,085)
Accounts payable and other accrued liabilities	1,619	(141)
Income taxes	(918)	2,227
Accrued compensation	(4,824)	900
Deferred revenue	713	281
Deferred compensation plan assets, net of liabilities	(1,672)	209
Deferred rent	(430)	115
Other assets	(3,972)	379
Other liabilities	20	20
Net cash used in operating activities	(11,976)	(3,783)
Cash flows from investing activities
Business acquisitions, net of acquired cash and earn out payments	(2,436)	(15,481)
Purchase of property and equipment	(1,099)	(2,491)
Other	8	36
Net cash used in investing activities	(3,527)	(17,936)
Cash flows from financing activities
Borrowings under revolving credit facility	37,000	10,000
Repayments under revolving credit facility	(33,000)	(8,000)
Proceeds from exercise of stock options	30	1,693
Tax benefit from share-based compensation	28	1,094
Proceeds from issuance of stock - employee stock purchase plan	66	110
Other	3	59
Net cash provided by financing activities	4,127	4,956
Effect of exchange rates on changes in cash	450	766
Decrease in cash and cash equivalents	(10,926)	(15,997)
Cash and cash equivalents, beginning of year	21,602	26,489
Cash and cash equivalents, end of period	$10,676	$10,492
Supplemental disclosure
Cash paid for interest	$276	$184
Cash paid for income taxes	$5,821	$1,725

LECG CORPORATION

SEGMENT OPERATING RESULTS

($ in thousands except rate amounts)

(Unaudited)

	Three months ended June 30,
	2008			2007
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$37,688	$47,671	$85,359	$38,540	$49,282	$87,822
Reimbursable revenues	1,781	1,939	3,720	1,462	3,296	4,758
Revenues	$39,469	$49,610	$89,079	$40,002	$52,578	$92,580

Direct costs, before restructuring charges	$24,485	$32,691	$57,176	$25,123	$30,384	$55,507
Restructuring charges	—	—	—	193	1,243	1,436
Reimbursable costs	1,856	1,844	3,700	1,394	3,324	4,718
Gross profit	$13,128	$15,075	$28,203	$13,292	$17,627	$30,919

Direct profit margin (1)	35.0%	31.4%	33.0%	34.8%	38.3%	36.8%
Gross profit margin	33.3%	30.4%	31.7%	33.2%	33.5%	33.4%

Operating statistics
Paid days	65	65	65	65	65	65
Billable headcount, period end	298	470	768	307	587	894
Billable headcount, period average	301	470	771	312	618	930
Billable FTEs, period average (2)	246	373	619	269	490	759
Average billable rate	$369	$324	$343	$341	$282	$306
Paid utilization rate of billable FTEs (3)	79.7%	75.8%	77.4%	80.8%	68.4%	72.8%

Expert headcount, period end	120	187	307	123	212	335
Expert FTEs, period average (2)	64	112	176	88	121	209
Jr/SR FTE paid utilization rate (3)	77.5%	75.1%	76.1%	77.2%	66.6%	70.1%

	Six months ended June 30,
	2008			2007
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$77,622	$94,908	$172,530	$75,157	$100,842	$175,999
Reimbursable revenues	2,813	4,238	7,051	2,912	6,413	9,325
Revenues	$80,435	$99,146	$179,581	$78,069	$107,255	$185,324

Direct costs, before restructuring charges	$51,032	$63,316	$114,348	$50,479	$63,384	$113,863
Restructuring charges	—	—	—	200	2,874	3,074
Reimbursable costs	2,873	4,138	7,011	2,866	6,439	9,305
Gross profit	$26,530	$31,692	$58,222	$24,524	$34,558	$59,082

Direct profit margin (1)	34.3%	33.3%	33.7%	32.8%	37.1%	35.3%
Gross profit margin	33.0%	32.0%	32.4%	31.4%	32.2%	31.9%

Operating statistics
Paid days	129	129	129	130	130	130
Billable headcount, period end	298	470	768	307	587	894
Billable headcount, period average	303	484	787	314	646	960
Billable FTEs, period average (2)	254	391	646	269	502	771
Average billable rate	$368	$320	$340	$337	$281	$303
Paid utilization rate of billable FTEs (3)	80.4%	73.4%	76.2%	79.7%	68.6%	72.5%

Expert headcount, period end	120	187	307	123	212	335
Expert FTEs, period average (2)	70	112	183	88	121	208
Jr/SR FTE paid utilization rate (3)	77.5%	71.7%	74.0%	76.0%	66.5%	69.6%

(1)        Fee-based revenues, net less direct costs before restructuring charges as a percentage of fee-based revenues, net.

(2)        Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(3)        Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

LECG CORPORATION

SEGMENT OPERATING RESULTS (CONTINUED)

($ in thousands except rate amounts)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2008	2008	2007	2007	2007	2007
Economics Services
Fee-based revenues, net	$37,688	$39,934	$35,729	$41,040	$38,540	$36,617
Reimbursable revenues	1,781	1,032	1,713	1,360	1,462	1,450
Revenues	$39,469	$40,966	$37,442	$42,400	$40,002	$38,067

Direct costs, before restructuring charges	$24,485	$26,547	$24,104	$27,331	$25,123	$25,356
Restructuring charges	—	—	113	—	193	7
Reimbursable costs	1,856	1,017	1,619	1,368	1,394	1,472
Gross profit	$13,128	$13,402	$11,606	$13,701	$13,292	$11,232

Direct profit margin (1)	35.0%	33.5%	32.5%	33.4%	34.8%	30.8%
Gross profit margin	33.3%	32.7%	31.0%	32.3%	33.2%	29.5%

Operating statistics
Paid days	65	64	66	65	65	65
Billable headcount, period end	298	305	308	315	307	312
Billable headcount, period average	301	305	312	314	312	317
Billable FTEs, period average (2)	246	262	266	281	269	269
Average billable rate	$369	$366	$336	$337	$341	$333
Paid utilization rate of billable FTEs (2)	79.7%	81.1%	75.8%	83.4%	80.8%	78.7%

Expert headcount, period end	120	120	122	122	123	127
Expert FTEs, period average (3)	64	77	84	90	88	88
Jr/SR staff paid utilization rate (2)	77.5%	77.5%	70.4%	80.0%	77.2%	74.8%

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2008	2008	2007	2007	2007	2007
Finance and Accounting Services
Fee-based revenues, net	$47,671	$47,237	$47,712	$51,064	$49,282	$51,560
Reimbursable revenues	1,939	2,299	3,077	3,410	3,296	3,117
Revenues	$49,610	$49,536	$50,789	$54,474	$52,578	$54,677

Direct costs, before restructuring charges	$32,691	$30,625	$30,970	$31,801	$30,384	$33,000
Restructuring charges	—	—	4,967	—	1,243	1,631
Reimbursable costs	1,844	2,294	2,894	3,371	3,324	3,115
Gross profit	$15,075	$16,617	$11,958	$19,302	$17,627	$16,931

Direct profit margin (1)	31.4%	35.2%	35.1%	37.7%	38.3%	36.0%
Gross profit margin	30.4%	33.5%	23.5%	35.4%	33.5%	31.0%

Operating statistics
Paid days	65	64	66	65	65	65
Billable headcount, period end	470	493	521	547	587	660
Billable headcount, period average	470	497	528	562	618	673
Billable FTEs, period average (2)	373	410	405	447	490	514
Average billable rate	$324	$316	$303	$292	$282	$280
Paid utilization rate of billable FTEs (2)	75.8%	71.2%	73.5%	75.2%	68.4%	68.8%

Expert headcount, period end	187	196	184	194	212	221
Expert FTEs, period average (3)	112	113	108	117	121	122
Jr/SR staff paid utilization rate (2)	75.1%	68.7%	70.8%	74.0%	66.6%	66.4%

(1)        Fee-based revenues, net less direct costs before restructuring charges as a percentage of fee-based revenues, net.

(2)        Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(3)        Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

LECG CORPORATION

SEGMENT OPERATING RESULTS (CONTINUED)

($ in thousands except rate amounts)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2008	2008	2007	2007	2007	2007
Total LECG
Fee-based revenues, net	$85,359	$87,171	$83,441	$92,104	$87,822	$88,177
Reimbursable revenues	3,720	3,331	4,790	4,770	4,758	4,567
Revenues	$89,079	$90,502	$88,231	$96,874	$92,580	$92,744

Direct costs, before restructuring charges	$57,176	$57,172	$55,074	$59,132	$55,507	$58,356
Restructuring charges	—	—	5,080	—	1,436	1,638
Reimbursable costs	3,700	3,311	4,513	4,739	4,718	4,587
Gross profit	$28,203	$30,019	$23,564	$33,003	$30,919	$28,163

Direct profit margin (1)	33.0%	34.4%	34.0%	35.8%	36.8%	33.8%
Gross profit margin	31.7%	33.2%	26.7%	34.1%	33.4%	30.4%

Operating statistics
Paid days	65	64	66	65	65	65
Billable headcount, period end	768	798	829	862	894	972
Billable headcount, period average	771	802	840	876	930	990
Billable FTEs, period average (2)	619	672	671	728	759	783
Average billable rate	$343	$337	$317	$310	$306	$300
Paid utilization rate of billable FTEs (3)	77.4%	75.1%	74.4%	78.4%	72.8%	72.2%

Expert headcount, period end	307	316	306	316	335	348
Expert FTEs, period average (2)	176	190	192	207	209	210
Jr/SR staff paid utilization rate (3)	76.1%	72.1%	70.6%	76.2%	70.1%	69.0%

DSOs
Billed	84	88	72	82	81	79
Unbilled	35	37	35	32	33	36
Total	119	125	107	114	114	115

(1)        Fee-based revenues, net less direct costs before restructuring charges as a percentage of fee-based revenues, net.
(2)        Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.
(3)        Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

LECG CORPORATION
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Fee-based revenues, net	$85,359	$87,822	$172,530	$175,999

Direct costs	57,176	56,943	114,348	116,937

Adjustment to direct costs of services:
Restructuring charges	—	(1,436)	—	(3,074)

Direct profit	$28,183	$32,315	$58,182	$62,136
Direct profit margin (1)	33.0%	36.8%	33.7%	35.3%

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Net income	$2,611	$4,220	$6,596	$7,486
Income from operations of discontinued subsidiary, net of income taxes	—	(278)	—	(431)
Income from continuing operations	2,611	3,942	6,596	7,055

Adjustments to net income:
Restructuring charges	—	2,308	—	3,946
Income tax provision (4)	—	(934)	—	(1,598)

Adjusted income from continuing operations (5)	$2,611	$5,316	$6,596	$9,403

Adjusted earnings from continuing operations per diluted share (5)	$0.10	$0.21	$0.26	$0.37

Shares used in calculating net income per share
Diluted	25,525	25,505	25,522	25,413

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Net income	$2,611	$4,220	$6,596	$7,486
Income from operations of discontinued subsidiary, net of income taxes	—	(278)	—	(431)
Income from continuing operations	2,611	3,942	6,596	7,055

Income tax provision	1,784	2,681	4,508	4,800
Interest expense, net	121	128	175	—
Depreciation and amortization	1,426	1,786	2,961	3,675
EBITDA from continuing operations (6)	5,942	8,537	14,240	15,530

Adjustments to EBITDA from continuing operations Restructuring charges	—	2,308	—	3,946

Adjusted EBITDA from continuing operations (6)	$5,942	$10,845	$14,240	$19,476

(4)          Assumes a 40.5% tax rate in the quarter and six months ended June 30, 2007.

(5)          Adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share are non-GAAP financial measures. Adjusted income from continuing operations excludes restructuring charges relating to the implementation of the 2007 value recovery plan.  Adjusted earnings from continuing operations per diluted share is calculated using adjusted income from continuing operations divided by diluted shares. The Company regards adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(6)          EBITDA from continuing operations and Adjusted EBITDA from continuing operations are non-GAAP financial measures.  EBITDA from continuing operations is defined as income from continuing before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA from continuing operations excludes restructuring charges relating to implementation of the 2007 value recovery plan. The Company regards EBITDA from continuing operations and Adjusted EBITDA from continuing operations as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.